Exhibit 99.1

Genworth Completes Statutory Cash Flow Testing For 2015

RICHMOND, Va., February 26, 2016 – Genworth Financial, Inc. (NYSE:GNW) announced statutory financial and cash flow testing results for its life insurance companies for the year ended December 31, 2015. The results include:

•	Long term care insurance (LTC) statutory margins were stable relative to 2014 in Genworth Life Insurance Company and Brookfield Life and Annuity Insurance Company Limited, with positive aggregate margins of approximately $2.0 to $2.5 billion after reflecting provisions for adverse deviation (PADs).

•	LTC statutory cash flow testing for Genworth Life Insurance Company of New York (GLICNY) resulted in a negative margin of approximately $355 million, after reflecting PADs, representing an incremental negative margin of approximately $200 million compared to last year, largely driven by an increase in PADs. The statutory cash flow testing factors used by the New York regulator vary from those used by other regulators, including only allowing approved LTC in force premium rate increases or benefit reductions to be utilized in cash flow testing. As a result, statutory LTC reserves were increased by $89 million as of year end 2015, an increase of $50 million from the amount that had been projected to be recognized on a ratable basis based on 2014 results. The remaining $267 million reserve increase is currently expected to be recognized ratably over the next three years. As of year end 2015, the risk-based capital (RBC) ratio for GLICNY was 458 percent.

•	Stand-alone testing (Actuarial Guideline 38) of universal life insurance products with secondary guarantees resulted in a $198 million increase in statutory reserves, primarily in Genworth Life and Annuity Insurance Company (GLAIC). As of year end 2015, the RBC ratio for GLAIC was 596 percent.

•	As a result of the above impacts, the consolidated U.S. life insurance company RBC ratio was 393 percent and the unassigned surplus was a negative $329 million as of year end 2015.

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a Fortune 500 insurance holding company committed to helping families achieve the dream of homeownership and address the financial challenges of aging through its leadership positions in mortgage insurance and long term care insurance. Headquartered in Richmond, Virginia, Genworth traces its roots back to 1871 and became a public company in 2004. For more information, visit genworth.com.

From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com. From time to time, Genworth’s publicly traded subsidiaries, Genworth MI Canada Inc. and Genworth Mortgage Insurance Australia Limited, separately release financial and other information about their operations. This information can be found at http://genworth.ca and http://www.genworth.com.au.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the company’s future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors and risks, including, but not limited to, the following:

•

Risks relating to all of the company’s businesses, including: (i) inability to successfully execute strategic plans to effectively address the company’s current business challenges (including with respect to its long term care insurance business, ratings and capital), including as a result of the inability to complete the planned sale of the company’s European mortgage insurance business at all or on the terms anticipated and failure to attract buyers for any other businesses or other assets the company may seek to sell, or securities it may seek to issue, in each case, in a timely manner on anticipated terms; inability to generate required capital; failure to obtain any required regulatory, stockholder and/or noteholder approvals or consents, or the company’s challenges changing or being more costly or difficult to successfully address than currently anticipated or the benefits achieved being less than anticipated; inability to successfully develop more targeted product features and benefits, strengthen relationships with producers or achieve anticipated cost-savings in a timely manner; adverse tax or accounting charges; (ii) inability to obtain the necessary regulatory approvals and/or third party consents to execute on the company’s internal restructuring initiatives to separate and isolate its long term care insurance business; (iii) inability to achieve the anticipated or expected results from the company’s internal restructuring initiatives; (iv) inability to increase the capital needed in the company’s businesses in a timely manner and on anticipated terms, including through improved business performance, reinsurance or similar transactions, asset sales, securities offerings or otherwise, in each case as and when required; (v) inadequate reserves and the need to increase reserves, including as a result of any changes the company may make to its assumptions, methodologies or otherwise in connection with periodic or other reviews (including as a result of the company’s actual experience differing significantly from its assumptions); (vi) ineffective or inadequate risk management in identifying, controlling or mitigating risks; weaknesses in, or ineffective, internal controls; (vii) inaccurate models to price products, calculate reserves and value assets could have a material adverse impact on the company’s business, results of operations and financial condition; (viii) recent or future adverse rating agency actions, including with respect to rating downgrades or potential downgrades, being placed on negative outlook or being put on review for potential downgrade, all of which could have adverse implications for the company, including with respect to key business relationships, product offerings, business results of operations, financial condition and capital needs, strategic plans, collateral obligations and availability and terms of hedging, reinsurance and borrowings; (ix) inability to retain, attract and motivate qualified employees and independent sales representatives, particularly in the light of the company’s recent business challenges; (x) adverse change in regulatory requirements, including risk-based capital; (xi) dependence on dividends and other distributions from the company’s subsidiaries (particularly the company’s international subsidiaries) and the inability of any subsidiaries to pay dividends or make other distributions to the company, including as a result of the performance of the subsidiaries and insurance, regulatory or corporate law restrictions (including the unwillingness or inability of the subsidiary that indirectly owns most of the company’s interests in the Australian and Canadian mortgage insurance businesses to pay the dividends that it receives from those businesses as a result of the impact on its financial condition of its capital support for certain long term care insurance related reinsurance arrangements); (xii) downturns and volatility in global economies and equity and credit markets; (xiii) interest rates and changes in rates; (xiv) availability, affordability and adequacy of reinsurance to protect the company against losses; (xv) defaults by counterparties to reinsurance arrangements or derivative instruments; (xvi) changes in valuation of fixed maturity, equity and trading securities; (xvii) defaults or other events impacting the value of the company’s fixed maturity securities portfolio; (xviii) defaults on the company’s commercial mortgage loans or the mortgage loans underlying its investments in commercial mortgage-backed securities and volatility in performance; (xix) competitors; (xx) reliance on, and loss of, key customer or distribution relationships; (xxi) extensive regulation of the company’s businesses and changes in applicable laws and regulations; (xxii) litigation and regulatory investigations or other actions (including the two shareholder putative class action lawsuits alleging securities law violations filed against the company in 2014, including as further described below); (xxiii) the material weakness in the company’s internal control over financial reporting in the future; (xxiv) failure or any compromise of the security of the company’s computer systems, disaster recovery systems and business continuity plans and failures to safeguard, or breaches of, the company’s confidential information; (xxv) occurrence of natural or man-made disasters or a pandemic; (xxvi) impact of additional regulations pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xxvii) changes in accounting and reporting standards; (xxviii) impairments of or valuation allowances against the company’s deferred tax assets; (xxix) accelerated amortization of DAC and present value of future profits (including as a result of any changes the company may make to its assumptions, methodologies or otherwise in connection with periodic or other reviews); (xxx) political and economic instability or changes in government policies; and (xxxi) fluctuations in foreign currency exchange rates and international securities markets;

•

Risks relating primarily to the company’s mortgage insurance businesses, including: (i) deterioration in economic conditions or a decline in home prices that adversely affect the company’s loss experience in its mortgage insurance businesses; (ii) competition in the company’s mortgage insurance businesses, including from government and government-owned and GSEs offering mortgage insurance; (iii) changes in regulations adversely affecting the mortgage insurance markets in which the company operates; (iv) inability to meet or maintain the requirements mandated by PMIERs because the GSEs amend them or changes to the GSE’s interpretation of the financial requirements; (v) inability of U.S. mortgage insurance subsidiaries to meet minimum statutory capital requirements and hazardous financial condition standards; (vi) the influence of Federal National

Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac) and a small number of large mortgage lenders on the U.S. mortgage insurance market and adverse changes to the role or structure of Fannie Mae and Freddie Mac; (vii) increases in U.S. mortgage insurance default rates; (viii) uncertainty regarding anticipated benefits from loss mitigation actions or programs in the company’s mortgage insurance businesses; (ix) competition with GSEs may put the company at a disadvantage on pricing and other terms and conditions; (x) decreases in the volume of high loan-to-value mortgage originations or increases in mortgage insurance cancellations; (xi) increases in the use of alternatives to private mortgage insurance and reductions in the level of coverage selected; and (xii) potential liabilities in connection with the company’s U.S. contract underwriting services;

•	Risks relating primarily to the company’s long term care insurance, life insurance and annuities businesses, including: (i) the company’s inability to increase sufficiently, and in a timely manner, premiums on in-force long term care insurance policies and/or reduce in-force benefits, and charge higher premiums on new policies, in each case, as currently anticipated (including the future increases assumed in connection with the completion of the company’s margin reviews in the fourth quarters of 2014 and 2015) and as may be required from time to time in the future (including as a result of its failure to obtain any necessary regulatory approvals or unwillingness or inability of policyholders to pay increased premiums); the company’s inability to reflect future premium increases and other management actions in its margin calculation as anticipated; (ii) unanticipated adverse events or actions in connection with the suspension of sales of the company’s life insurance and fixed annuity products; (iii) failure to sufficiently increase demand for the company’s long term care insurance; (iv) adverse impact on the company’s financial results as a result of projected profits followed by projected losses (as is currently the case with the company’s long term care insurance business); (v) medical advances, such as genetic research and diagnostic imaging, and related legislation that impact policyholder behavior in ways adverse to the company; and (vi) inability to continue to implement actions to mitigate the impact of statutory reserve requirements;

•	Other risks, including: (i) the possibility that in certain circumstances the company will be obligated to make payments to General Electric Company (GE) under the tax matters agreement with GE even if its corresponding tax savings are never realized and payments could be accelerated in the event of certain changes in control; and (ii) provisions of the company’s certificate of incorporation and bylaws and the tax matters agreement with GE may discourage takeover attempts and business combinations that stockholders might consider in their best interests; and

•	Risks relating to the company’s common stock, including: (i) the continued suspension of payment of dividends; and (ii) stock price fluctuations.

With respect to risks relating to the previously-disclosed litigation In re Genworth Financial, Inc. Securities Litigations, the court has scheduled a trial to begin on May 9, 2016, and the parties are currently engaging in a mediation process. The plaintiffs have recently taken the position that the class is entitled to recover per share and per bond amounts that, if the plaintiffs were to prevail, would, in the aggregate, be material. There can be no assurance that the mediation will result in a settlement and, if it does not, the company intends to continue to vigorously defend the lawsuit. The company cannot determine or predict the ultimate outcome of this litigation or provide an estimate or range of reasonably possible losses arising from this litigation. Nevertheless, the company believes that it is reasonably possible it will incur additional losses in resolving this litigation beyond the amounts already accrued and, if so, that it is reasonably possible the amount of such losses would be material.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

Contact Information:

Investors:	David Rosenbaum, 804 662.2643
david.rosenbaum@genworth.com

Media:	Julie Westermann, 804 662.2423
julie.westermann@genworth.com

5